Exhibit 32.1

Section 1350 Certification

In connection with the Annual Report on Form 10-K of Surna Inc. (the “Company”) for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen Keen, Chief Executive Officer, and Ellen White, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 12, 2016	/s/ Stephen Keen
Stephen Keen
Chief Executive Officer (Principal Executive Officer)

April 12, 2016	/s/ Ellen White
Ellen White
Chief Financial Officer (Principal Financial and Accounting Officer)